Exhibit 99.1

Yerbaé Partners with National Foodservice Provider, Guckenheimer

New partnership brings Yerbaé’s functional beverages to Guckenheimer’s national café & market business and expands reach for Safety Shot at the conclusion of the companies’ merger

SCOTTSDALE, Ariz., – (Globe Newswire) – May 27, 2025 - Safety Shot, Inc. (Nasdaq: SHOT) (“SHOT”, “Safety Shot”, or the “Company”), a wellness and dietary supplement company, announces its acquisition partner, Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé” or the “Company”), a plant-based functional beverage company has entered into a strategic distribution partnership with Guckenheimer, a premier national food service operator. With over 480 market and café locations across 34 states, Guckenheimer serves some of the most recognizable companies, including Google, Texas Instruments, and Duolingo. This partnership significantly expands Yerbaé’s footprint in corporate dining, bringing functional beverages with cleaner ingredients to workplaces nationwide while seeking to potentially expand the reach of Safety Shot Inc. (“Safety Shot”), Yerbae’s acquisition partner, within the larger food and beverage vertical following the closing of the proposed transaction.

“Guckenheimer is such a respected and influential partner and we a proud to expand into such a prestigious organization” said Todd Gibson, co-founder and CEO of Yerbaé. “Expanding our presence in corporate dining has been a long-term vision, and this collaboration allows us to introduce more people to our plant-powered beverages. We’re excited to fuel Guckenheimer’s customers with great-tasting, functional energy.”

To drive this expansion, Vistar, a division of Performance Food Group, will leverage its nationwide distribution network of 18 strategically located centers to ensure the seamless and efficient delivery of Yerbaé products to Guckenheimer locations across the country.

For more information on Safety Shot’s proposed acquisition of Yerbaé, see the Company’s news release dated January 8, 2025 and proxy circular dated May 5, 2025 filed under its profile on SEDAR+ at www.sedarplus.ca.

Expanding Product Availability and Empowering Consumers

Guckenheimer will feature Yerbaé’s 12-ounce energy line, including Mango Passionfruit, Watermelon Strawberry, Black Cherry Pineapple, Raspberry Sorbet, and Peachy Mimosa Twist. Additionally, Guckenheimer will carry Yerbaé’s original unsweetened seltzer line, including Açaí Blueberry, Orange Cherry Pineapple, and Pomegranate Berry.

This collaboration marks a significant milestone in Yerbaé’s mission to provide better-for-you, plant-based beverages to consumers nationwide.

Yerbaé Brands Corp.

Founded in 2017 by Todd Gibson and Karrie Gibson, Yerbaé Brands Corp., (TSX-V: YERB.U; OTCQX: YERBF) is disrupting the functional beverage marketplace with great tasting, zero sugar, zero calorie beverages, while using plant-based ingredients that are designed to meet the needs of the wellness forward consumer. Harnessing the power of nature, Yerbaé’s key ingredient (yerba mate, a South American herb) is known to produce 196 different vitamins, minerals and nutrients as well as caffeine.

By combining yerba mate with its premium ingredients and flavors, Yerbaé provides consumers with a no compromise functional beverage solution. All Yerbaé beverages are zero calorie, zero sugar, non-GMO, and gluten free.

Find us @DrinkYerbaé on Instagram, Facebook, Twitter and TikTok, or online at https://yerbae.com.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. The Company is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Contact Information:

For Yerbae

Investors:
investors@yerbae.com
480.471.8391

Todd Gibson,CEO
todd@yerbae.com
480.471.8391

For Safety Shot Investor Relations:

CORE IR
516 222 2560
investors@drinksafetyshot.com

Media Contact:

CORE IR
Jules Abraham
516 222 2560
julesa@coreir.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the applicable securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, statements regarding Guckenheimer’s ability to help Yerbaé grow its presence both nationwide and in the corporate dining space, Yerbaé’s ability to capitalize on growing consumer demand for plant-based, better-for-you alternatives in the beverage sector, particularly within Vistar’s network. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, Yerbaé’s inability to grow its presence nationwide or within the corporate dining sector and, in connection therewith; its ability to capitalize on the growing demand for plant-based, better-for-you alternatives in the beverage sector; changes in applicable laws or regulations; the possibility that Yerbaé may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties not in the direct control of the Company. Moreover, Yerbaé operates in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Yerbaé gives no assurance that it will achieve the expectations stated herein. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Yerbaé assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.